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                                                                     EXHIBIT 21



                      LIST OF SUBSIDIARIES OF THE COMPANY




   1.      Mississippi Chemical Corporation
   2.      Mississippi Phosphates Corporation
   3.      Mississippi Potash, Inc.
   4.      Eddy Potash, Inc.
   5.      Mississippi Nitrogen, Inc.
   6.      MissChem Nitrogen, L.L.C.
   7.      Triad Nitrogen, L.L.C.
   8.      TNI Barge, Inc.
   9.      MCC Investments, Inc.
   10.     NSI Land Corporation
   11.     Mississippi Chemical Management Company
   12.     Mississippi Chemical Company, L.P.
   13.     Mississippi Chemical Holdings, Inc.
   14.     MissChem (Barbados) SRL
   15.     MissChem Trinidad Limited